UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7,2006

TORNADO GOLD INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50146	94-3409645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3841 Amador Way, Reno, Nevada 89502
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (775) 827-2324

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

e Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

e Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

e Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

e Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Tornado Gold International Corp., a Nevada corporation (the “Company”), today announced that it has acquired an option for 53 additional claims at the Jack Creek Property, Elko County, Nevada. The option was acquired from Gateway Gold (USA) Corp. through two of the Company’s directors, Earl Abbott and Stanley Keith, and is subject to the Area of Interest clause in the original Jack Creek agreement between the Company and those directors that the Company announced in its October 3, 2005, news release. The Company has the option to earn a 50% undivided interest in the 53 claims through its expenditure on the claims of a total of $500,000 in various stages by March 1, 2007, 2008, and 2009. Thereafter, the Company and Gateway Gold could form a joint venture; but, if Gateway declines to participate at its 50% level, the Company could exercise its option to earn an additional 20% in the claims through its expenditure on the claims of an additional $500,000 in two equal stages on or before March 1, 2010, and 2011.

A copy of each of the Exploration License and Option to Lease Agreement, effective as of October 1, 2005, including, as Exhibit B thereto, Mining Lease and Option to Purchase Agreement, entered on or about April 1, 2006, and the Option and Joint Venture Agreement, made as of May 1, 2006 are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The press release attached as Exhibit 99.1 is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit
10.1	Exploration License and Option to Lease Agreement, effective as of October 1, 2005, including, as Exhibit B thereto, Mining Lease and Option to Purchase Agreement, entered on or about April 1, 2006.
10.2	Option and Joint Venture Agreement, made as of May 1, 2006.
99.1	Press Release dated August 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2006	TORNADO GOLD INTERNATIONAL CORP.

	By:	/s/ EARL W. ABBOTT
Earl W. Abbott
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit
10.1	Exploration License and Option to Lease Agreement, effective as of October 1, 2005, including, as Exhibit B thereto, Mining Lease and Option to Purchase Agreement, entered on or about April 1, 2006.
10.2	Option and Joint Venture Agreement, made as of May 1, 2006.
99.1	Press Release dated August 7, 2006.